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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Annual Report (Form 10-K) of Advanced Micro Devices, Inc. of our report dated January 9, 1996, except for Note 18, as to which the date is January 17, 1996, included in the 1995 Annual Report to Stockholders of Advanced Micro Devices, Inc.

     Our audits also included the financial statement schedule of Advanced Micro Devices, Inc. listed in Item 14(a). This schedule is the responsibility of the Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

     We also consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-16095) pertaining to the Advanced Micro Devices, Inc. 1987 Restricted Stock Award Plan, in the Registration Statement on Form S-8 (No. 33-39747) pertaining to the Advanced Micro Devices, Inc. 1991 Employee Stock Purchase Plan, in the Registration Statements on Form S-8 (Nos. 33-10319, 33-36596 and 33-46578) pertaining to the Advanced Micro Devices, Inc. 1982 and 1986 Stock Option Plans and the 1980 and 1986 Stock Appreciation Rights Plans, in the Registration Statements on Form S-8 (Nos. 33-46577 and 33-55107) pertaining to the Advanced Micro Devices, Inc. 1992 Stock Incentive Plan, in the Registration Statement on Form S-8 (No. 33-00969) pertaining to the Advanced Micro Devices, Inc. 1991 Employee Stock Purchase Plan and to the 1995 Stock Plan of NexGen, Inc., in the Registration Statement on Form S-3 (No. 33-52943) pertaining to up to $400,000,000 in the aggregate of debt securities, preferred stock, depositary shares evidencing fractions of preferred shares, common stock and warrants to purchase common stock, and in the Registration Statement on Form S-4 (No. 33-64911) pertaining to shares issued in connection with the acquisition of

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NexGen, Inc. and Post-Effective Amendment No. 1 thereto on Form S-8 of our report dated January 9, 1996, except for Note 18, as to which the date is January 17, 1996, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Advanced Micro Devices, Inc.


                                 ERNST & YOUNG LLP

March 18, 1996
San Jose, California

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